Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	Investor Relations: Sam Ramraj, (626) 302-2540
Media Contact: Jeff Monford, (626) 476-8120

Edison International Reports Third Quarter 2021 Results

●	Third Quarter 2021 GAAP loss per share of $0.90; Core EPS of $1.69
●	EIX and SCE revise best estimate of total potential losses from 2017/2018 Wildfire/Mudslide Events to $7.5 billion; $5.3 billion has been resolved and $2.2 billion remains to be resolved
●	SCE executes agreement with CPUC Safety and Enforcement Division (SED) to resolve enforcement actions related to the 2017/2018 Wildfire/Mudslide Events
●	EIX narrows 2021 EPS guidance to $4.42–4.52. Also reiterates long-term EPS growth rate target of 5–7%

ROSEMEAD, Calif., November 2, 2021 — Edison International (NYSE: EIX) today reported third quarter 2021 net loss of $341 million, or $0.90 per share, compared to net loss of $288 million, or $0.76 per share, in the third quarter of 2020. As adjusted, third quarter 2021 core earnings were $644 million, or $1.69 per share, compared to core earnings of $632 million, or $1.67 per share, in the third quarter of 2020.

Southern California Edison’s (SCE) third quarter 2021 core earnings per share increased year-over-year primarily due to higher revenue from the 2021 General Rate Case (GRC) final decision and higher Federal Energy Regulatory Commission revenue, partially offset by increased wildfire mitigation expenses due to the timing of regulatory deferrals in the third quarter of 2020.

In August 2021, the California Public Utilities Commission (CPUC) approved a final decision on track 1 of the 2021 GRC. The revenue requirements in the 2021 GRC final decision are retroactive to January 1, 2021. SCE recorded the prior period impact of the 2021 GRC final decision in the third quarter of 2021, which increased core EPS by $0.35.

SCE's non-core loss during the quarter was primarily attributable to a pre-tax charge of $1.2 billion recorded for 2017/2018 Wildfire/Mudslide Events claims and expenses, net of expected recoveries from FERC customers.

This charge is described further below and for additional information, the company also provided a frequently asked questions (FAQ) document, which can be accessed here.

Edison International Parent and Other's third quarter 2021 loss per share increased year-over-year primarily due to higher preferred dividends as a result of a preferred equity issuance in 2021.

“SCE continues to make solid progress in the execution of its Wildfire Mitigation Plan, including the installation of 2,500 miles of covered conductor to date. These ongoing mitigation actions combined with the PSPS Action Plan strengthen our confidence in SCE’s overall improved risk profile with respect to wildfires,” said Pedro J. Pizarro, president and CEO of Edison International. “Considering physical mitigation measures, operational practices, and the use of PSPS, SCE estimates that it has reduced the probability of losses from catastrophic wildfires by 55 to 65%, relative to pre-2018 levels.”

Pizarro added, “Ensuring reliability is essential to the transition to a clean energy economy. Looking forward to summer 2022, SCE’s recently announced 535 MW utility-owned storage investment is a material increase in capacity to mitigate the risk of statewide customer outages caused by extreme weather events and continued drought conditions.”

Edison International Reports Third Quarter 2021 Financial Results

Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.

2017/2018 Wildfire/Mudslide Events Update

In October 2021, SCE and the SED executed an agreement (the “SED Agreement”), subject to CPUC approval, to resolve the SED’s investigations into the 2017/2018 Wildfire/Mudslide Events and three other 2017 wildfires for, among other things, aggregate costs of $550 million. The $550 million in costs is comprised of a $110 million fine to be paid to the State of California General Fund, $65 million of shareholder-funded safety measures, and an agreement by SCE to waive its right to seek cost recovery in CPUC-jurisdictional rates for $375 million of third-party uninsured claims payments. The SED Agreement also imposes other obligations on SCE, including reporting requirements and safety-focused studies. In the SED Agreement, SCE did not admit imprudence, negligence or liability with respect to the 2017/2018 Wildfire/Mudslide Events or the three other 2017 wildfires.

During the quarter, EIX and SCE increased the estimated losses for the 2017/2018 Wildfire Mudslide Events by $1.3 billion, reflecting the review of information obtained as a result of achieving key milestones in the litigation process, including settlement activity to date. The estimated losses for the 2017/2018 Wildfire/Mudslide Events as of September 30, 2021, reflect the impact of the SED Agreement. After giving effect to all settlements entered into through September 30, 2021, Edison International and SCE's best estimate of expected losses for remaining alleged and potential claims related to the 2017/2018 Wildfire/Mudslide Events was $2.2 billion.

This settlement and revised best estimate of potential losses do not change EIX’s previous disclosed 2021 financing plan. Edison International continues to anticipate issuing securities with up to $1 billion of equity content to support its investment grade credit ratings.

2021 Earnings Guidance

The company narrowed its earnings guidance range for 2021 as summarized in the following chart. See the presentation accompanying the company’s conference call for further information.

	2021 Earnings Guidance		2021 Earnings Guidance
	as of September 16, 2021		as of November 2, 2021
	Low	High	Low	High
EIX Basic EPS	$4.21	$4.41	$1.62	$1.72
Less: Non-core Items*	(0.21)	(0.21)	(2.80)	(2.80)
EIX Core EPS	$4.42	$4.62	$4.42	$4.52

* There were $(1.07) billion, or $(2.80) per share of non-core items recorded for the nine months ended September 30, 2021, calculated based on an assumed weighted average share count for 2021. Basic EIX EPS guidance only incorporates non-core items to September 30, 2021.

Third Quarter 2021 Earnings Conference Call and Webcast Details

When:	Tuesday, November 2, 2021, 1:30 p.m. (Pacific Time)
Telephone Numbers:	1-888-673-9780 (US) and 1-312-470-0178 (Int'l) - Passcode: Edison
Telephone Replay:	1-866-429-9466 (US) and 1-203-369-0920 (Int’l) - Passcode: 6891
Telephone replay available through November 16, 2021
Webcast:	www.edisoninvestor.com

Edison International Reports Third Quarter 2021 Financial Results

Edison International has posted its earnings conference call prepared remarks by the CEO and CFO, the teleconference presentation, and Form 10-Q to the company's investor relations website. These materials are available at www.edisoninvestor.com.

About Edison International

Edison International (NYSE: EIX) is one of the nation’s largest electric utility holding companies, providing clean and reliable energy and energy services through its independent companies. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison Company, a utility that delivers electricity to 15 million people across Southern, Central and Coastal California. Edison International is also the parent company of Edison Energy, a global energy advisory company delivering comprehensive, data-driven energy solutions to commercial and industrial users to meet their cost, sustainability and risk goals.

Edison International Reports Third Quarter 2021 Financial Results

Appendix

Use of Non-GAAP Financial Measures

Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.

Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.

Safe Harbor Statement

Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:

•	ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred to implement SCE's new customer service system and costs incurred as a result of the COVID-19 pandemic;
•	ability of SCE to implement its Wildfire Mitigation Plan and capital program;
•	risks of regulatory or legislative restrictions that would limit SCE’s ability to implement Public Safety Power Shutoff (“PSPS”) when conditions warrant or would otherwise limit SCE’s operational PSPS practices;
•	risks associated with implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm;
•	ability of SCE to maintain a valid safety certification;
•	ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties;
•	extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, operational issues (such as rotating outages and issues due to damaged infrastructure), PSPS activations and unanticipated costs;
•	risk that California Assembly Bill 1054 (“AB 1054”) does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and

Edison International Reports Third Quarter 2021 Financial Results

the CPUC's interpretation of and actions under AB 1054, including its interpretation of the prudency standard established under AB 1054;
•	ability of SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers;
•	decisions and other actions by the California Public Utilities Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, and delays in executive, regulatory and legislative actions;
•	ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms;
•	risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns;
•	pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs;
•	physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data;
•	risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs);
•	risks inherent in SCE's capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the California Independent System Operator’s transmission plans, and governmental approvals; and
•	risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts.

Additional information about risks and uncertainties, including more detail about the factors described in this report, is contained throughout this report and in the 2020 Form 10-K, including the "Risk Factors" section. Readers are urged to read this entire report, including information incorporated by reference, as well as the 2020 Form 10-K, and carefully consider the risks, uncertainties, and other factors that affect Edison International's and SCE's businesses. Edison International and SCE post or provide direct links (i) to certain SCE and other parties' regulatory filings and documents with the CPUC and the FERC and certain agency rulings and notices in open proceedings in a section titled "SCE Regulatory Highlights," (ii) to certain documents and information related to Southern California wildfires which may be of interest to investors in a section titled "Southern California Wildfires," and (iii) to presentations, documents and other information that may be of interest to investors in a section title "Presentations" at www.edisoninvestor.com in order to publicly disseminate such information.

These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Readers should review future reports filed by Edison International and SCE with the SEC.

Edison International Reports Third Quarter 2021 Financial Results

Third Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended			Nine months ended
	September 30,			September 30,
	2021	2020	Change	2021	2020	Change
(Loss) earnings per share attributable to Edison International
Continuing operations
SCE	$(0.75)	$(0.70)	$(0.05)	$0.98	$0.90	$0.08
Edison International Parent and Other	(0.15)	(0.06)	(0.09)	(0.36)	(0.33)	(0.03)
Edison International	(0.90)	(0.76)	(0.14)	0.62	0.57	0.05
Less: Non-core items
SCE	(2.59)	(2.43)	(0.16)	(2.81)	(2.69)	(0.12)
Edison International Parent and Other	—	—	—	—	(0.07)	0.07
Total non-core items	(2.59)	(2.43)	(0.16)	(2.81)	(2.76)	(0.05)
Core earnings (losses)
SCE	1.84	1.73	0.11	3.79	3.59	0.20
Edison International Parent and Other	(0.15)	(0.06)	(0.09)	(0.36)	(0.26)	(0.10)
Edison International	$1.69	$1.67	$0.02	$3.43	$3.33	$0.10

Note: Diluted (loss) earnings were $(0.90) and $(0.76) per share for the three months ended September 30, 2021 and 2020, respectively, and $0.62 and $0.57 per share for the nine months ended September 30, 2021 and 2020, respectively.

Third Quarter Reconciliation of Basic Earnings Per Share to Core Earnings (in millions)

	Three months ended			Nine months ended
	September 30,			September 30,
(in millions)	2021	2020	Change	2021	2020	Change
Net (loss) income attributable to Edison International
Continuing operations
SCE	$(284)	$(264)	$(20)	$371	$336	$35
Edison International Parent and Other	(57)	(24)	(33)	(135)	(123)	(12)
Edison International	(341)	(288)	(53)	236	213	23
Less: Non-core items
SCE[1,2,3,4,5]	(985)	(920)	(65)	(1,065)	(994)	(71)
Edison International Parent and Other[3]	—	—	—	—	(28)	28
Total non-core items	(985)	(920)	(65)	(1,065)	(1,022)	(43)
Core earnings (losses)
SCE	701	656	45	1,436	1,330	106
Edison International Parent and Other	(57)	(24)	(33)	(135)	(95)	(40)
Edison International	$644	$632	$12	$1,301	$1,235	$66

[1]

Includes charges of $54 million ($39 million after-tax) and $161 million ($116 million after-tax) for the quarter and year-ended September 30, 2021, respectively, and $85 million ($61 million after-tax) and $252 million ($181 million after-tax) for the quarter and year-ended September 30, 2020, respectively, from the amortization of SCE's contributions to the Wildfire Insurance Fund.

[2]

Includes charges of $1.2 billion ($899 million after-tax) and $1.2 billion ($909 million after-tax) for the quarter and year-ended September 30, 2021, respectively, and $1.2 billion ($880 million after-tax) and $1.2 billion ($889 million after-tax) for the quarter and year-ended September 30, 2020, respectively, for SCE's 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries.

[3]

Includes income tax benefit of $18 million and income tax expense of $3 million recorded in the first quarter of 2020 for SCE and Edison International Parent and Other, respectively, due to re-measurement of uncertain tax positions related to the 2010 – 2012 California state tax filings currently under audit.

[4]

Includes gains of $10 million ($7 million after-tax) recorded in the second quarter of 2021, and $28 million ($21 million after-tax) and $80 million ($58 million after-tax) for the quarter and year-ended September 30, 2020, respectively, for SCE's sale of San Onofre nuclear fuel.

Edison International Reports Third Quarter 2021 Financial Results

[5]	Includes an impairment charge of $79 million ($47 million after-tax) recorded in the third quarter of 2021 related to disallowed historical capital expenditures in SCE's 2021 GRC final decision.

Edison International Reports Third Quarter 2021 Financial Results

Consolidated Statements of Income	Edison International

	Three months ended		Nine months ended
	September 30,		September 30,
(in millions, except per-share amounts, unaudited)	2021	2020	2021	2020
Total operating revenue	$5,299	$4,644	$11,574	$10,421
Purchased power and fuel	2,088	1,817	4,384	3,813
Operation and maintenance	1,222	1,248	2,817	2,885
Wildfire-related claims, net of insurance recoveries	1,273	1,297	1,276	1,303
Wildfire Insurance Fund expense	54	85	161	252
Depreciation and amortization	599	490	1,657	1,463
Property and other taxes	113	114	356	328
Impairment and other expense (income)	78	(28)	67	(46)
Total operating expenses	5,427	5,023	10,718	9,998
Operating (loss) income	(128)	(379)	856	423
Interest expense	(245)	(222)	(694)	(676)
Other income	47	84	195	217
(Loss) income before income taxes	(326)	(517)	357	(36)
Income tax (benefit) expense	(29)	(275)	3	(355)
Net (loss) income	(297)	(242)	354	319
Preferred and preference stock dividend requirements of SCE	27	46	80	106
Preferred stock dividend requirement of Edison International	17	—	38	—
Net (loss) income attributable to Edison International common shareholders	$(341)	$(288)	$236	$213
Basic (loss) earnings per share:
Weighted average shares of common stock outstanding	380	378	380	371
Basic (loss) earnings per common share attributable to Edison International common shareholders	$(0.90)	$(0.76)	$0.62	$0.57
Diluted (loss) earnings per share:
Weighted average shares of common stock outstanding, including effect of dilutive securities	380	378	380	372
Diluted (loss) earnings per common share attributable to Edison International common shareholders	$(0.90)	$(0.76)	$0.62	$0.57

Edison International Reports Third Quarter 2021 Financial Results

Consolidated Balance Sheets	Edison International

	September 30,	December 31,
(in millions, unaudited)	2021	2020
ASSETS
Cash and cash equivalents	$524	$87
Receivables, less allowances of $245 and $188 for uncollectible accounts at respective dates	1,612	1,130
Accrued unbilled revenue	1,122	521
Insurance receivable	—	708
Income tax receivables	—	68
Inventory	412	405
Prepaid expenses	327	281
Regulatory assets	1,553	1,314
Wildfire Insurance Fund contributions	204	323
Other current assets	274	224
Total current assets	6,028	5,061
Nuclear decommissioning trusts	4,769	4,833
Marketable securities	13	—
Other investments	35	53
Total investments	4,817	4,886
Utility property, plant and equipment, less accumulated depreciation and amortization of $11,093 and $10,681 at respective dates	49,561	47,653
Nonutility property, plant and equipment, less accumulated depreciation of $98 and $94 at respective dates	193	186
Total property, plant and equipment	49,754	47,839
Receivables, less allowances of $93 uncollectible accounts at September 30, 2021	106	—
Regulatory assets (includes $329 at September 30, 2021 related to Variable Interest Entities "VIEs")	7,386	7,120
Wildfire Insurance Fund contributions	2,410	2,443
Operating lease right-of-use assets	1,532	1,088
Long-term insurance receivable	76	75
Other long-term assets	914	860
Total long-term assets	12,424	11,586

Total assets	$73,023	$69,372

Edison International Reports Third Quarter 2021 Financial Results

Consolidated Balance Sheets	Edison International

	September 30,	December 31,
(in millions, except share amounts, unaudited)	2021	2020
LIABILITIES AND EQUITY
Short-term debt	$3,042	$2,398
Current portion of long-term debt	776	1,029
Accounts payable	2,039	1,980
Wildfire-related claims	84	2,231
Customer deposits	200	243
Regulatory liabilities	583	569
Current portion of operating lease liabilities	355	215
Other current liabilities	1,883	1,612
Total current liabilities	8,962	10,277
Long-term debt (Includes $320 at September 30, 2021 related to VIEs)	23,342	19,632
Deferred income taxes and credits	5,524	5,368
Pensions and benefits	531	563
Asset retirement obligations	2,739	2,930
Regulatory liabilities	8,584	8,589
Operating lease liabilities	1,177	873
Wildfire-related claims	2,308	2,281
Other deferred credits and other long-term liabilities	3,114	2,910
Total deferred credits and other liabilities	23,977	23,514
Total liabilities	56,281	53,423
Commitments and contingencies
Preferred stock (50,000,000 shares authorized; 1,250,000 shares issued and outstanding at September 30, 2021)	1,235	—
Common stock, no par value (800,000,000 shares authorized; 379,887,286 and 378,907,147 shares issued and outstanding at respective dates)	6,033	5,962
Accumulated other comprehensive loss	(63)	(69)
Retained earnings	7,636	8,155
Total Edison International's shareholders' equity	14,841	14,048
Noncontrolling interests – preference stock of SCE	1,901	1,901
Total equity	16,742	15,949

Total liabilities and equity	$73,023	$69,372

Edison International Reports Third Quarter 2021 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Nine months ended September 30,
(in millions, unaudited)	2021	2020
Cash flows from operating activities:
Net income	$354	$319
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	1,709	1,512
Allowance for equity during construction	(92)	(87)
Impairment and other expense (income)	67	(46)
Deferred income taxes	(1)	(344)
Wildfire Insurance Fund amortization expense	161	252
Other	34	31
Nuclear decommissioning trusts	(204)	(123)
Proceeds from Morongo Transmission LLC	400	—
Changes in operating assets and liabilities:
Receivables	(706)	(556)
Inventory	(10)	(24)
Accounts payable	282	7
Tax receivables and payables	204	197
Other current assets and liabilities	(716)	(311)
Regulatory assets and liabilities, net	(484)	(1,074)
Wildfire-related insurance receivable	707	73
Wildfire-related claims	(2,120)	1,267
Other noncurrent assets and liabilities	(1)	(22)
Net cash (used in) provided by operating activities	(416)	1,071
Cash flows from financing activities:
Long-term debt issued, plus premium and net of discount and issuance costs of $(40) and $26 for the respective periods	4,798	2,726
Long-term debt repaid	(1,031)	(1,098)
Short-term debt borrowed	2,105	1,929
Short-term debt repaid	(1,355)	(800)
Common stock issued	28	896
Preferred stock issued, net	1,235	—
Preferred and preference stock redeemed	—	(308)
Commercial paper (repayment) borrowing, net	(435)	73
Dividends and distribution to noncontrolling interests	(85)	(97)
Common stock dividends paid	(741)	(691)
Preferred stock dividends paid	(35)	—
Other	22	17
Net cash provided by financing activities	4,506	2,647
Cash flows from investing activities:
Capital expenditures	(3,948)	(3,897)
Proceeds from sale of nuclear decommissioning trust investments	3,218	4,754
Purchases of nuclear decommissioning trust investments	(3,014)	(4,631)
Other	90	80
Net cash used in investing activities	(3,654)	(3,694)
Net increase in cash, cash equivalents and restricted cash	436	24
Cash, cash equivalents and restricted cash at beginning of period	89	70
Cash, cash equivalents and restricted cash at end of period	$525	$94